Exhibit 99.1

Kineta Reports First Quarter 2023 Financial Results and Provides Corporate Update

Dosed First Patient in Phase 1/2 Clinical Study of VISTA-Targeting KVA12123 in Advanced Solid Tumors

Initial KVA12123 Clinical Data Readout Anticipated by End of 2023

Closed $6 Million Registered Direct Offering Priced At-The-Market under Nasdaq Rules

SEATTLE — (May 11, 2023) Kineta, Inc. (Nasdaq: KA), a clinical-stage biotechnology company focused on the development of novel immunotherapies in oncology that address cancer immune resistance, announced today financial results for the first quarter of 2023 and provided a corporate update.

“The year began with an exciting start as we opened our first-in-human clinical trial of KVA12123 and dosed our first patient in the Phase 1/2 study in advanced solid tumors. Our team is laser focused on working with clinical partners to enroll patients in this study and report initial clinical data by the end of the year,” said Shawn Iadonato, Ph.D., Chief Executive Officer of Kineta. “Additionally, in April 2023, we strengthened our balance sheet with a $6 million financing to provide the company with runway through early 2025.”

RECENT CORPORATE HIGHLIGHTS

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Dosed first patient in Phase 1/2 clinical study evaluating KVA12123 alone and in combination with pembrolizumab in patients with advanced solid tumors
•
Closed $6 million registered direct offering priced at-the-market under Nasdaq rules
•
Presented VISTA biomarker data and KVA12123 Phase 1/2 clinical trial update at the AACR Annual Meeting 2023
•
Expanded the company’s Scientific Advisory Board (SAB) with the addition of two internationally-renowned clinical immuno-oncology experts:
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Myriam Chalabi, M.D.: Medical oncologist and researcher at the Netherlands Cancer Institute
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Evan Y. Yu, M.D.: Section Head for Cancer Medicine, Clinical Research Division at the Fred Hutchinson Cancer Center and Medical Director for Clinical Research at the Fred Hutchinson Cancer Consortium
•
Hosted Key Opinion Leader Event on KVA12123: VISTA as an Immuno-oncology Target with Dr. Michael A. Curran, Ph.D. (MD Anderson Cancer Center Department of Immunology) and Dr. Patricia LoRusso, D.O. (Yale School of Medicine Cancer Center)

ANTICIPATED FUTURE MILESTONES

•
Dose first patient in the combination arm (Part B) of the ongoing KVA12123 Phase 1/2 clinical study

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Report initial clinical data of KVA12123 by end of 2023

FIRST QUARTER 2023 FINANCIAL HIGHLIGHTS

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Cash position: As of March 31, 2023, cash was $9.2 million, compared to $13.1 million as of December 31, 2022. The decrease was primarily due to cash used for clinical trial development of KVA12123 as well as general corporate purposes, partially offset by $0.8 million net proceeds received from the sale of 126,503 shares of our common stock in connection with an at-the-market equity offering program. We believe our cash position as of March 31, 2023, together with the $5.5 million net proceeds received in April 2023 plus the committed proceeds of $22.5 million pursuant to the second closing of the private placement expected in July 2023, will be sufficient to fund operating expenses and capital expenditure requirements into early 2025.
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Research and development (R&D) expense: R&D expenses were $2.8 million for the three months ended March 31, 2023 compared to $4.0 million for the three months ended March 31, 2022. The decrease in R&D expenses was primarily due to lower activities for KVA12123 as we began securing clinical trial sites and enrolling patients in advance of enrolling the first patient, which occurred in April 2023. We expect our R&D expenses to increase over time this year as we enroll and dose additional patients.
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General and administrative expense: General and administrative expenses were $3.9 million for the three months ended March 31, 2023 compared to $1.6 million for the three months ended March 31, 2022. The increase was primarily due to higher personnel-related costs from non-cash stock-based compensation with performance conditions contingent upon the closing of the reverse merger and increased public company expenses such as professional services fees and insurance.
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Net loss: The Company reported a net loss of $6.5 million, or $0.77 per basic and diluted share, compared to a net loss of $5.0 million, or $1.07 per basic and diluted share, for the prior year.

About Kineta

Kineta (Nasdaq: KA) is a clinical-stage biotechnology company with a mission to develop next-generation immunotherapies that transform patients’ lives. Kineta has leveraged its expertise in innate immunity and is focused on discovering and developing potentially differentiated immunotherapies that address the major challenges with current cancer therapy. For more information on Kineta, please visit www.kinetabio.com, and follow Kineta on Twitter, LinkedIn and Facebook.

KVA12123 (formerly referred to as KVA12.1) is expected to be a differentiated VISTA blocking immunotherapy to address the problem of immunosuppression in the tumor microenvironment. It is a fully human engineered IgG1 monoclonal antibody that was designed to bind to VISTA through a unique epitope. KVA12123 may be an effective immunotherapy for many types of cancer including NSCLC (lung), colorectal, renal cell carcinoma, head and neck, and ovarian. These initial target indications represent a significant unmet medical need with a large worldwide commercial opportunity for KVA12123.

Cautionary Statements Regarding Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” and other similar words or expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Kineta’s current beliefs, expectations and assumptions regarding the future of Kineta’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Such forward-looking statements are subject to a number of material risks and uncertainties including, but not limited to: the adequacy of Kineta’s capital to support its future operations (including its ability to complete the second tranche of the contemplated private placement in the third quarter of 2023) and its ability to successfully initiate and complete clinical trials; the difficulty in predicting the time and cost of development of Kineta’s product candidates; Kineta’s plans to research, develop and commercialize its current and future product candidates, including, but not limited to, KVA12123; the timing and anticipated results of Kineta’s planned pre-clinical studies and clinical trials and the risk that the results of Kineta’s pre-clinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials; the timing of the availability of data from Kineta’s clinical trials; the timing of any planned investigational new drug application or new drug application; the risk of cessation or delay of any ongoing or planned clinical trials of Kineta or its collaborators; the clinical utility, potential benefits and market acceptance of Kineta’s product candidates; Kineta’s commercialization, marketing and manufacturing capabilities and strategy; developments and projections relating to Kineta’s competitors and its industry; the impact of government laws and regulations; the timing and outcome of Kineta’s planned interactions with regulatory authorities; Kineta’s ability to protect its intellectual property position; Kineta’s estimates regarding future revenue, expenses, capital requirements and need for additional financing; the intended use of proceeds from the registered direct offering; and those risks set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 31, 2023, as well as discussions of potential risks, uncertainties and other important factors in Kineta’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Except as required by law, Kineta undertakes no obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise.

KINETA, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues:
Collaboration revenues	$281	$—
Licensing revenues	—	358
Grant revenues	—	75
Total revenues	281	433
Operating expenses:
Research and development	2,843	4,023
General and administrative	3,924	1,609
Total operating expenses	6,767	5,632
Loss from operations	(6,486)	(5,199)
Other (expense) income:
Interest expense (with related parties $0 for the three months ended March 31, 2023 and $489 for the three months ended March 31, 2022)	(23)	(584)
Change in fair value measurement of notes payable	(6)	142
Gain on extinguishments of debt, net	—	669
Other (expense) income, net	35	(3)
Total other expense, net	6	224
Net loss	$(6,480)	$(4,975)
Net (loss) income attributable to noncontrolling interest	(29)	1
Net loss attributable to Kineta, Inc.	$(6,451)	$(4,976)
Net loss per share, basic and diluted	$(0.77)	$(1.07)
Weighted-average shares outstanding, basic and diluted	8,361	4,663

SELECTED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

(unaudited)

	March 31, 2023	December 31, 2022
	(in thousands)
Cash	$9,238	$13,143
Total current assets	9,569	13,600
Working capital (deficit)	(2,391)	2,113
Total assets	13,050	17,435
Total debt	754	748
Total stockholders' equity (deficit)	(56)	4,570

FOR FURTHER INFORMATION, PLEASE CONTACT:

Kineta, Inc. :

Jacques Bouchy

EVP Investor Relations & Business Development

+1 206-378-0400

jbouchy@kineta.us

Investor Relations:

John Mullaly

LifeSci Advisors, LLC

jmullaly@lifesciadvisors.com

Source: Kineta, Inc.